EXHIBIT 10.17

AMENDMENT TO STOCK PURCHASE AGREEMENT

This AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Agreement”) by and between IA GLOBAL, INC., a Delaware corporation (the “Company”), and Inter Asset Japan LBO No.1 Fund (Voluntary Partnership) (the “Purchaser”) is entered into as of January 26, 2010.

The Company and Purchaser are entering into this agreement to memorialize the amended terms and conditions upon which Purchaser commits to purchase and acquire shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Company and Purchaser hereby amend the August 17, 2009 Stock Purchase Agreement as follows:

I.          STOCK PURCHASE COMMITMENT; REPRESENTATIONS BY PURCHASER

1.1       Subject to the terms and conditions hereinafter set forth, the Purchaser hereby agrees to purchase from the Company, and the Company agrees to sell, issue and deliver to the Purchaser, free and clear of all liens and encumbrances (except pursuant to applicable securities laws), the shares of Common Stock (the “Shares”) against payment of the Purchase Price in accordance with the following schedule:

(i)      5,000,000 Shares at a purchase price of US$.04 per share, or an aggregate price of US$200,000 on or before August 24, 2009.

(ii)     2,500,000 Shares at a purchase price of US$.04 per share, or an aggregate price of US$100,000 on or before September 4, 2009.

(iii)     1,250,000 Shares at a purchase price of US$.04 per share, or an aggregate price of US$50,000 on or before September 18, 2009.

(iv)    50,000,000 Shares at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000 on or before December 31, 2009.

(v)     6,250,000 Shares at a purchase price of US$.04 per share, or an aggregate price of US$250,000 on or before February 15, 2010.

1.2        Purchaser has the option but not the obligation to purchase the following shares of Common Stock at a purchase price of US$.04 per share. Any shares of Common Stock purchased pursuant to the option set forth in this Section 1.2 shall also be referred to as “Shares.”

(i)     50,000,000 Shares at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000 on or before March 31, 2010.

(ii)    50,000,000 Shares at a purchase price of US$.04 per share, or an aggregate price of US$2,000,000 on or before April 30, 2010, as long as $500,000 has been funded by February 28, 2010.

The Stock Purchase Agreement dated August 17, 2009 and this Amendment to Stock Purchase Agreement dated January 26, 2010 are the only agreements to between the Company and the Purchaser.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

IA Global, Inc.

____________________________________
By: Mark Scott
Title: Chief Financial Officer

Inter Asset Japan LBO No.1 Fund (Voluntary Partnership)

____________________________________
By: Hiroki Isobe
Title:

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